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                                                                     Exhibit 4.2


                                 FORM OF WARRANT

                            Warrant to Purchase Up To
                    ______________ Shares Of Common Stock of
                         BioSante Pharmaceuticals, Inc.

         THIS CERTIFIES that, for value received, ________________ ("Investor") or any transferee of Investor (Investor or such transferee being hereinafter referred to as the "Holder"), is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from BioSante Pharmaceuticals, Inc., a Wyoming corporation (the "Company"), that number of fully paid and nonassessable shares of common stock, no par value (the "Warrant Shares") of the Company (the "Common Stock") at the purchase price per share as set forth in
Section 1 below (the "Exercise Price"). The number of Warrant Shares purchasable and Exercise Price are subject to adjustment as provided in Section 10 hereof.

         1. NUMBER OF WARRANT SHARES; EXERCISE PRICE; TERM.

                  (a) Subject to adjustments as provided herein, the Holder of this Warrant may, at the Holder's option, exercise this Warrant in whole at any time or in part from time to time for _____________________________ (__________) Warrant Shares at an
         Exercise Price of $0.625 per Warrant Share.

                  (b) Subject to the terms and conditions set forth herein, this Warrant and all rights and options hereunder shall expire at 5:00 p.m. central standard time on __________________, 2006. This Warrant and all options and rights hereunder shall be wholly void to the extent this Warrant is not exercised before it expires.

         2. TRANSFERABILITY OF WARRANT. The Warrant and all rights hereunder are not transferable, in whole or in part.

         3. EXERCISE OF WARRANT. The Warrant is exercisable by the Holder, in whole or in part, at any time, or from time to time, during the term hereof as described in Section l above, by the surrender of the Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder hereof, at the office of the Company in Lincolnshire, Illinois (or such other office or agency of the Company as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Company), and subject to Section 4 hereof, upon payment of the Exercise Price in cash or check, whereupon the Holder of the Warrant shall be entitled to receive shares of Common Stock of the Company for the number of Warrant Shares so purchased and, if the Warrant is exercised for fewer than all of the Warrant Shares, a new Warrant representing the right to acquire the number of Warrant Shares in respect of which this Warrant shall not have been exercised. Notwithstanding the foregoing, payment of the Exercise Price may also be made by
(a) delivering shares of Common Stock already owned by the Holder having a total Fair Market Value (as defined in Section 4) on the date of delivery equal to the aggregate Exercise Price; (b) authorizing the Company to return Warrant Shares which would otherwise be issuable upon exercise of this Warrant having a total Fair Market Value on the date of exercise equal to the aggregate Exercise Price; or (c) any combination of the foregoing. The Company agrees that, upon exercise of the Warrant in

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accordance with the terms hereof, the Warrant Shares so purchased shall be deemed to be issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which the Warrant shall have been exercised.

         Certificates for Warrant Shares purchased hereunder and, on exercise of fewer than all of the Warrant Shares purchasable hereunder, a new Warrant representing the right to acquire Warrant Shares not so purchased shall be delivered to the Holder hereof as promptly as practicable after the date on which the Warrant shall have been exercised.

         The Company covenants that all Warrant Shares which may be issued upon the exercise of the Warrant shall, upon exercise of the Warrant and payment of the Exercise Price, be fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

         4. NO FRACTIONAL WARRANT SHARES OR SCRIP. No fractional Warrant Shares or scrip representing fractional shares shall be issued upon the exercise of the Warrant. In lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, such Holder shall be entitled, at its option, to receive either (a) a cash payment equal to the excess of Fair Market Value (as defined herein) for such fractional Warrant Share above the Exercise Price for such fractional share or (b) a whole share if the Holder tenders the Exercise Price for one whole Warrant Share. For purposes hereof, the term "Fair Market Value" shall mean an amount determined as follows: (A) if the Common Stock is listed on a national or regional securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System or the Nasdaq Small Cap Market (collectively, "Nasdaq"), the Fair Market Value on a particular day shall be the last reported sale price of a share of Common Stock on such exchange or on Nasdaq, on the last business day prior to such day or, if no such sale is made on such business day, the business day before such business day, or (B) if the Common Stock is not listed or admitted to unlisted trading privileges on an exchange or on Nasdaq, the fair market value on a particular day shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc., or the National Association of Securities Dealers, Inc. OTC Bulletin Board on the last business day prior to such day, or (C) if the Common Stock is not so listed or admitted to unlisted trading privileges on an exchange or on Nasdaq and bid and asked prices are not so reported, the Fair Market Value on a particular day shall be an amount determined in such reasonable manner as may be prescribed by the board of directors of the Company.

         5. CHARGES, TAXES AND EXPENSES. Issuance of certificates for Warrant Shares upon the exercise of the Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of the Warrant or in such name or names as may be directed by the Holder of the Warrant; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder of the Warrant, the Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Notice of Exercise duly completed and executed and stating in whose name the

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certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations.

         6. NO RIGHTS AS WARRANT SHAREHOLDERS. The Warrant does not entitle the Holder hereof to any voting rights, dividend rights or other rights as a shareholder of the Company prior to the exercise thereof.

         7. EXCHANGE AND REGISTRY OF WARRANT. The Company shall maintain a registry showing the name and address of the Holder of the Warrant. The Warrant may be surrendered for exchange, transfer or exercise, in accordance with the terms hereof, at the office of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

         8. LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of the Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of the Warrant.

         9. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

         10. ADJUSTMENTS. The above provisions are, however, subject to the following:

                  (a) The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, the Holder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant to this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (b) Except for (i) shares of capital stock of the Company issued to employees, directors, advisors and consultants of the Company, vendors and other similar persons to whom the Company owes money, (ii) options and warrants granted to employees, directors, advisors and consultants of the Company, (iii) shares of Common Stock of the Company issuable upon the exercise of options and warrants granted to employees, directors, advisors and consultants, (iv) shares of Common Stock issuable upon the exercise of all currently outstanding warrants and other convertible securities and (v) shares of capital stock issuable upon the conversion of all currently outstanding shares of preferred stock of the Company, if the Company shall issue or sell any shares of Common Stock during the next twelve months for a consideration per share less than $0.50, then, forthwith upon such issue or sale, the Exercise Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the

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         sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price, and (2) the consideration, if any, received by the Company upon such issue or sale by (B) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale and (2) the number of shares of Common Stock thus issued or sold.

                  (c) For the purposes of paragraph (b), the following provisions (i) to (vi), inclusive, shall also be applicable:

                           (i) In case at any time the Company shall grant
                  (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any obligations, stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share at which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Exercise Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in paragraph (f) below, no further adjustments of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (ii) In case the Company shall issue or sell (whether
                  directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total

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                  maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (x) except as provided in paragraph (f) below, no further adjustments of the Exercise Price shall be made upon the actual issue of such shares of Common Stock upon conversion or exchange of such Convertible Securities, and (y) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Exercise Price have been or are to be made pursuant to other provisions of this paragraph (c), no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

                           (iii) In case the Company shall declare a dividend or
                  make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, any Common Stock or Convertible Securities, or any such rights or options, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                           (iv) In case any shares of Common Stock or
                  Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall have determined to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company

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                  for stock or other securities of any other corporation, the
                  Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Exercise Price, the determination of the number of shares of Common Stock issuable upon exercise immediately prior to such merger, consolidation or sale, for purposes of paragraph (f) below, shall be made after giving effect to such adjustment of the Exercise Price.

                           (v) In case the Company shall take a record of the
                  holders of its Common Stock for the purpose of entitling them
                  (A) to receive a dividend or other distribution payable in shares of Common Stock or in Convertible Securities, or in any rights or options to purchase any shares of Common Stock or Convertible Securities, or (B) to subscribe for or purchase shares of Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                           (vi) The number of shares of Common Stock outstanding
                  at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph (c).

                  (d) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) Upon the happening of any of the following events, namely, if the purchase price provided for in any rights or options referred to in clause (i) of paragraph (c), the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause (ii) of paragraph (c), or the rate at which any Convertible Securities referred to in clause (i) or clause
         (ii) of paragraph (c) are convertible into or exchangeable for Common Stock shall change (other than under or by reason of provisions designed to protect against dilution), the Exercise Price in effect at the time of such event shall forthwith be increased or decreased to the Exercise Price which would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (i) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (ii) the issuance at the time of such

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         change of any such options, rights or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any such right or option referred to in clause
         (i) of paragraph (c) or the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of paragraph (c) are convertible into or exchangeable for Common Stock shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be decreased to such Exercise Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

                  (f) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for shares of Common Stock (such stock, securities or assets being hereinafter referred to as "substituted property"), then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of this Warrant, such substituted property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any substituted property thereafter purchasable and receivable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the holder of this Warrant at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such substituted property as, in

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         accordance with the foregoing provisions, such holder may be entitled to purchase and receive.

                  (g) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Paragraphs (a) through (f) of this Section 10 but which should result in adjustment in the Exercise Price and/or the number of shares subject to the Warrant in order to fairly protect the purchase rights of the holder of this Warrant, an appropriate adjustment of such Exercise Price shall be made by the Company.

                  (h) Upon any adjustment of the Exercise Price, then and in each such case, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (i)      In case any time:

                           (i) the Company shall pay any dividend payable in
                  stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                           (ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iii) there shall be any capital reorganization,
                  reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                           (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

         then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (B) such reorganization, reclassification consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                  (j) Notwithstanding anything in this Warrant to the contrary, no adjustment will be made to the Exercise Price as a result of the issuance of securities by the Company after twelve months after the date of this Warrant.

         11.      MISCELLANEOUS.

                  (a) GOVERNING LAW. The Warrant shall be binding upon any successors or assigns of the Company. The Warrant shall constitute a contract under the laws of Illinois and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

                  (b) RESTRICTIONS. THIS WARRANT AND THE COMMON STOCK TO BE SOLD UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM.

                  (c) AMENDMENTS. The Warrant may be amended and the observance of any term of the Warrant may be waived with the written consent of the Company and the Holder.

                  (d) SECTION HEADINGS. The section headings used herein are for convenience of reference only, are not part of this Warrant and are not to affect construction of or be taken into consideration in interpreting this Warrant.

                  (e) NOTICES. Any notice required or permitted hereunder shall be deemed effectively given upon personal delivery to the party to be notified upon deposit with the United States Post Office, by certified mail, postage prepaid and addressed to the party to be notified at the address: with respect to the Company, at its principal address in Lincolnshire, Illinois (or such other office or agency of the Company as it may designate by notice in writing to the Holder); and with respect to the Holder, at the address of the Holder appearing on the books of the Company.

                                     * * * *

THIS WARRANT AND THE COMMON STOCK TO BE SOLD UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM.

         IN WITNESS WHEREOF, BioSante Pharmaceuticals, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  _______________________, 2001


                                 BIOSANTE PHARMACEUTICALS, INC.


                                 By:_________________________________

                                 Title:______________________________

                               NOTICE OF EXERCISE


To:      BioSante Pharmaceuticals, Inc.

         1. The undersigned hereby elects to exercise the right to purchase represented by the attached Warrant for, and to purchase thereunder, _______ shares of common stock, no par value (the "Warrant Shares") of BioSante Pharmaceuticals, Inc. (the "Company") and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant.

         2. The Warrant Shares to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Warrant Shares. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Warrant Shares.

         3. Please issue a certificate or certificates representing said Warrant Shares in the name set forth below:

                                           _____________________________________
                                           [Name]

         4. If said number of Warrant Shares are not all the Warrant Shares purchasable under the Warrant, please issue a new Warrant for the balance of such Warrant Shares in the name set forth below:

                                           _____________________________________
                                           [Name]


Executed on __________________________ (date).

_________________________________________
[NAME OF HOLDER]

By:___________________________________________________________

Printed Name:_________________________________________________

Title (if applicable):________________________________________